                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                             _________________________


                                      FORM 8-K


                                   CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):  November 27, 1998


                            SANTA FE GAMING CORPORATION
                            ---------------------------
                 (Exact Name of Registrant as Specified in Charter)


          NEVADA                        1-9481                 88-0304348
          ------                        ------                 ----------
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
     of Incorporation)                                      Identification No.)


          4949 NORTH RANCHO DRIVE                               89130
             LAS VEGAS, NEVADA
   ---------------------------------------                    ----------
   (Address of Principal Executive Offices)                   (Zip Code)


     Registrant's telephone number, including area code:   (702) 658-4300
                                                           --------------

                                        NONE
                                        ----
         (Former Name or Former Address, if Changed Since Last Report)

                                 Page 1 of 4 Pages
                               Exhibit Index at Page 3

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ITEM 5.   OTHER EVENTS.

     This report is qualified in its entirety by reference to the documents described herein and attached or incorporated herein as exhibits hereto, which are incorporated herein by this reference.

     Santa Fe Gaming Corporation ("Santa Fe") and Pioneer Finance Corp. ("Pioneer"), a wholly-owned subsidiary of Santa Fe, announced on November 27, 1998 that, as of the expiration of the exchange offer and consent solicitation with respect to Pioneer's 13 1/2% First Mortgage Bonds due December 1, 1998 (the "Pioneer Notes"), Pioneer has received and accepted consents from holders of Pioneer Notes representing approximately $45.8 million principal amount, or 76.4% of the outstanding Pioneer Notes and will implement the terms provided in the consent solicitation, as amended and filed by Santa Fe with the Securities and Exchange Commission. The minimum condition with respect to the exchange offer was not satisfied, and as a result, the exchange offer was not consummated. Pursuant to the consents, Pioneer will file for relief under Chapter 11 of the United States Bankruptcy Code and amend the indenture governing the Pioneer Notes, and the holders of the Pioneer Notes have agreed to forbear against exercising remedies until December 15, 2000 as a result of a failure to pay the principal and interest on the Pioneer Notes at the December 1, 1998 maturity date. In addition, Pioneer will purchase on a pro-rata basis from all consenting holders an aggregate of approximately $4.9 million principal amount of Pioneer Notes, plus accrued interest, and Santa Fe will provide collateral for its currently unsecured guarantee of the Pioneer Notes through the pledge of stock of several of its subsidiaries and a grant of liens on certain of its other assets.

     Santa Fe also announced that it has been advised by the American Stock Exchange that it does not fully satisfy all the guidelines for continued listing of Santa Fe's common and preferred stock on the exchange.

     A copy of the press release dated November 27, 1998 issued by Pioneer and Santa Fe, relating to the receipt of the requisite consents pursuant to the consent solicitation, is filed as an exhibit to this Current Report on Form 8-K.


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

ITEM 7.   EXHIBITS.

     The following exhibits are filed with this current report on Form 8-K:

Exhibit No.              Description
-----------              -----------
99.1                Press Release dated November 27, 1998.


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

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SANTA FE GAMING CORPORATION



Date:  November 30, 1998             By: /s/ Thomas K. Land
                                        ---------------------------
                                        Thomas K. Land
                                        Senior Vice President and
                                        Chief Financial Officer


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